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                      AMES DEPARTMENT STORES, INC.               Exhibit 20
                          MAY RESULTS VS. PLAN                  Page 2 of 2
                            MANAGEMENT FORMAT
                               (Unaudited)
                              (In Millions)


                                            May, 1995          YTD 1995
                                          Actual Plan (a)   Actual Plan (a)
CASH FLOW SUMMARY:
Beginning Cash & Cash Equivalents          $20.2    $25.7    $30.4    $15.2

Cash Flow from Operations:
   Net Income (Loss)                         1.8      1.2     (9.3)   (10.2)
   Non-Cash Income Tax Exp (Ben)             0.8      0.5     (4.0)    (4.4)
   Other                                     0.5      0.5      1.9      1.8
                                        ------------------------------------
Cash Provided by (Used in) Operations        3.1      2.2    (11.4)   (12.8)

Changes in Working Capital:
   FIFO Inventory (increase) decrease        5.5      1.2    (84.9)   (63.4)
   Trade Payables increase (decrease)      (16.8)    (8.9)     3.4    (18.1)
   All Other                                (2.2)    (6.7)   (14.9)   (10.1)
                                        ------------------------------------
Net Changes in Working Capital             (13.5)   (14.4)   (96.4)   (91.6)

Capital Expenditures                        (1.9)    (3.3)    (6.9)    (7.6)

Other:
   Short-Term Borrow. - Revolver            19.5     20.0    122.6    140.0
   Capital Lease Payments                   (0.4)    (0.3)    (1.4)    (2.6)
   Long-Term Debt Payments                  (0.1)       -    (10.0)    (9.9)
   Financing Fee Payments                      -        -        -     (0.8)
                                        ------------------------------------
Total Other                                 19.0     19.7    111.2    126.7
                                        ------------------------------------

Increase (Decrease) in Cash & Cash Equiv     6.7      4.2     (3.5)    14.7
                                        ------------------------------------

Ending Cash & Cash Equivalents             $26.9    $29.9    $26.9    $29.9
                                        ====================================

(a)As reported on Form 8-K dated February 16, 1995


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